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                                                                     EXHIBIT 5.1

                      Opinion of Appleby Spurling & Kempe

[APPLEBY SPURLING & KEMPE
LETTERHEAD APPEARS HERE]

                                                        May 4, 2000

Global Crossing Ltd.
Wessex House
Church Street
Hamilton
Bermuda

Dear Sirs,

Re:  Global Crossing Ltd. (the "Company")
     ------------------------------------

We have been instructed by the Company to address this opinion to you in connection with the Registration Statement on Form S-4 of the Company (the "Registration Statement") as filed on May 4, 2000 under the Securities Act of 1933 of the United States of America, as amended, in connection with the issue of common shares of par value US$0.01 each (the "Common Shares") of the Company to the stockholders of IPC Information Systems Inc. ("IPC Systems") and to the stockholders of IXnet ("IXnet") in connection with the mergers of (1) IPC Communications, Inc. ("IPC") with IPC Systems, (2) Georgia Merger Sub Corporation ("Georgia") with IPC Systems and (3) Idaho Merger Sub Corporation ("Idaho") with IXnet, by which IPC Systems and IXnet will become wholly-owned subsidiaries of the Company (the "Mergers") pursuant to the Agreement and Plan of Merger, dated as of February 22, 2000 among the Company, Georgia, IPC, IPC Systems, Idaho and IXnet.

This opinion is based upon and confined to the laws of Bermuda presently in force as currently applied by the Courts of Bermuda. We have made no investigation of, nor do we express any opinion as to, the laws of any jurisdiction other than Bermuda.

In order to render this opinion, we have been supplied with and have reviewed and relied upon the Registration Statement and the documents listed in Schedule 1 to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions
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In stating our opinion we have assumed:-



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(a)  the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)  the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents;

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Merger Agreement constitutes the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(f) that the Merger Agreement has been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Merger Agreement had actually received and accepted delivery of such Agreement;

(g) that the Merger Agreement will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with its terms under the laws of the State of Delaware by which it is expressed to be governed;

(h) that the Merger Agreement is in the proper legal form to be admissible in evidence and enforced in the courts of the State of Delaware and in accordance with the laws of the State of Delaware;

(i) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issue of the Common Shares or which would have any implication in relation to the opinion expressed herein;

(j) that the search made on 24th April, 2000 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 6 of the
     Schedule 1 to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(k) tht the search made on 24th April, 2000 in the Supreme Court Causes Book at the Registry of the Supreme Court referred to in paragraph 7 of the
     Schedule 1 to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;













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(l)  that the Board Resolutions (as defined in Schedule 1 to this opinion) are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout;

(m) the Company has entered into its obligations under the Merger Agreement in good faith for the purposes of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Agreement would benefit the Company; and

(n) that the Company has sufficient authorised but unissued capital to meet its obligations under the Merger Agreement.

Opinion
-------

Based on and subject to the foregoing, subject to the reservations set out below, we are of the opinion that:

(1) The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to issue the Common Shares.

(2) All necessary corporate action required pursuant to Bermuda law, has been taken by or on behalf of the Company and all the necessary authorisations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue of the Common Shares.

(3) When duly issued in accordance with the Merger Agreement and the Board Resolutions, the Common Shares will be validly issued, as fully paid and non-assessible shares of the Company.

(4) The issuance of the Common Shares to the stockholders of IPC Systems and to the stockholders of IXnet pursuant to the Mergers will not breach or conflict with and will not constitute a default or violation of any of the terms or provisions of the Company's Memorandum of Association, Certificate of Incorporation or Bye-laws.

(5) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof, in respect of the issue of the Common Shares in accordance with the Mergers.

Reservations
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We have the following reservations:-

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(a)  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

     (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the Search is concluded;

     (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

     (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded;

     (iv) details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded; or

     (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(c) In order to issue this opinion we have carried out the search referred to in paragraph 6 of the Schedule 1 to this opinion at 10:14 a.m. on the 24/th/ April,

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     2000 and have not enquired as to whether there has been any change since that time and date.

(d) In order to issue this opinion we have carried out the search referred to in paragraph 7 of the Schedule 1 to this opinion at 10:16 a.m. on the 24th April, 2000 and have not enquired as to whether there has been any change since that time and date.

(e) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

(f) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure
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We consent to the filing of this opinion as an exhibit to the Registration
Statement of the Company.

We also consent to the reference to our Firm under the captions "Legal Matters", "The Mergers-Certain United States Federal income tax and Bermuda tax consequences" and "Service of Process and Enforcement of Liabilities" in the Registration Statement.

This opinion is being furnished in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully,

/s/ Appleby Spurling & Kempe
APPLEBY SPURLING & KEMPE
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                                  Schedule 1
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(1)  Certified copies dated the 24/th/ April, 2000 of the Certificate of
     Incorporation, Memorandum of Association and Bye-laws of the Company;

(2) a copy of the Minutes of the Meetings of the Board of Directors of the Company held on February 22, 2000 (the "Resolutions");

(3) a copy of the Registration Statement of Global Crossing Ltd. (the "Registration Statement") filed with the Securities and Exchange Commission on the April 28, 2000 excluding exhibits;

(4) a copy of the permission dated 10/th/ April, 2000 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of the Common Shares;

(5) a Certificate of Compliance date 24/th/ April, 2000 issued by the Ministry of Finance in respect of the Company;

(6) the entries and filing shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda by a search on the 24/th/ April, 2000 at 10:14am;

(7) the entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on the 24/th/ April, 2000 in respect of the Company; and

(8) a copy of the executed Agreement and Plan of Merger dated as of February 22, 2000 among the Company, IPC, IPC Systems, Georgia, IPC, IPC Systems, Idaho Merger Sub Corporation and IXnet.